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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-26261 on Form S-8 and Registration Statement Nos. 333-97531 and 333-11-611 on Form S-3 of GP Strategies Corporation and subsidiaries of our report dated March 17, 2004 (except for the first paragraph of Note 7, as to which the date is March 31, 2004) included in this Annual Report on Form 10-K/A of GP Strategies Corporation, with respect to the consolidated financial statements of Five Star Products, Inc. and Subsidiaries (not shown separately herein).

/s/ Eisner LLP

New York, New York
April 4, 2005